UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/05/2010

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-163411

Maryland	26-0500668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

(770) 449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On October 7, 2010, Wells Core Office Income REIT, Inc (which may be referred to herein as the "Registrant," "we," "our" or "us") purchased one three-story office building containing approximately 119,600 rentable square feet (the "Royal Ridge V Building") for approximately $18.1 million, exclusive of closing costs. The acquisition was funded with proceeds of $11.1 million from a mortgage loan (the "Royal Ridge V Loan"), proceeds of $4.7 million from a related-party loan (the "Bridge Loan"), and proceeds of $2.3 million raised from our ongoing public offering. The Royal Ridge V Building was built in 2005 and is located on approximately 7.5 acres of land located at 3929 W John W Carpenter Freeway in Irving, Texas. The Royal Ridge V Building was purchased from Brookfield Real Estate Opportunity Fund II, which is not affiliated with us, Wells Real Estate Advisory Services III, LLC (the "Advisor"), or an affiliate of our Advisor.

The Royal Ridge V Building is 100% leased to JPMorgan Chase Bank, N.A. ("JPMorgan Chase"). The current aggregate annual base rent for JPMorgan Chase of the Royal Ridge V Building is approximately $2.4 million. The current weighted-average remaining lease term for JPMorgan Chase in the Royal Ridge V Building is approximately 10 years.

JPMorgan Chase is a global financial services firm providing services in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management and private equity. The JPMorgan Chase lease commenced in February 2010 and expires in February 2020. JPMorgan Chase has the right to extend the term of its lease for four additional five-year renewal periods. In February 2015, JPMorgan Chase has a one-time right to terminate the lease with respect to specified parts of the first and second floors (representing approximately 65% of its lease). There is no penalty to JPMorgan Chase to exercise this option.

Based on the current condition of the Royal Ridge V Building, we do not believe it will be necessary to make significant renovations to the Royal Ridge V Building. Our management believes that the Royal Ridge V Building is adequately insured.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Bridge Loan

On October 5, 2010, Wells Core Office Income Operating Partnership, L.P. ("Wells OP"), our operating partnership, entered into a $10 million secured revolving bridge loan (the "Bridge Loan") with its affiliate, Wells Real Estate Funds, Inc., a Delaware corporation (the "Lender"). We expect to use the proceeds of the Bridge Loan for general corporate purposes, including but not limited to the financing of the acquisition of the Royal Ridge V Building located in Irving, Texas. The Bridge Loan is scheduled to mature on April 5, 2011.

Under the Bridge Loan, we may from time to time request advances of no less than $50,000. After the Lender funds the requested amount, our obligation to repay the aggregate unpaid principal amount and the interest thereon will be evidenced by a revolving note. Outstanding loans will incur interest at either (i) the base rate plus one and one-half percent (1.50%) per annum or (ii) the LIBOR rate for either a seven day, one month, two month, three month or six month interest period, plus two and one-half percent (2.50%) per annum (the "LIBOR Rate Option").

We have the right to prepay any outstanding loans at any time in whole or in part without premium or penalty, but we have indemnified the Lender against all liabilities, losses or expenses which the Lender incurs as a result of any prepayment of any loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding interest period and any attempt to revoke a prepayment notice.

The Bridge Loan is guaranteed by us and is secured by pledges by us and Wells OP of certain deposit accounts in which advanced loan proceeds are deposited. The Lender's security interest is limited to advanced loan proceeds and the amounts in such deposit accounts originating from investor subscription proceeds in our deposit accounts as transferred to Wells OP.

The Bridge Loan requires us to comply with customary operating covenants. Upon an event of default, the Lender can accelerate all borrowings then outstanding and prohibit us from borrowing any further amounts under the Bridge Loan. The Lender can also require Wells OP to pledge additional collateral to the Lender upon an event of default. We are currently in compliance with all such covenants.

Royal Ridge V Loan

On October 7, 2010, we, through Wells Core REIT-Royal Ridge V, LLC, a wholly owned subsidiary of Wells OP, entered into the Royal Ridge V Loan with Jackson National Life Insurance Company, an unaffiliated entity, as lender ("Jackson National"), to borrow $11.1 million. The amount advanced under the Royal Ridge V Loan was used to fund acquisition and acquisition-related costs of the Royal Ridge V Building.

The Royal Ridge V Loan matures on November 1, 2012 (the "Maturity Date"). The Royal Ridge V Loan initially bears interest at an annual rate of 4.00% until December 31, 2010. Thereafter, Jackson National shall adjust the interest rate on a quarterly basis so that the rate is 3.00% over the three-month LIBOR rate. The annual interest rate will in no event be less than 4.00%. These adjustments will occur on the last business day of each of March, June, September and December and will be effective the first day of the immediately following month. In addition, we incurred certain closing costs in connection with the Royal Ridge V Loan, including a financing fee assessed at 1% of the loan amount.

We have the right to prepay the outstanding amount in full beginning on November 1, 2011 provided that (i) 30 days' prior written notice of the intent to prepay is provided to Jackson National and (ii) a prepayment premium is paid to Jackson National. If the prepayment is made on or after November 1, 2011 but before May 1, 2012, the prepayment premium is equal to 0.5% of the outstanding principal balance. No prepayment premium need be paid if the prepayment is made on or after May 1, 2012.

Commencing on December 1, 2010 and continuing through November 1, 2011, monthly payments of accrued unpaid interest are required. Commencing on December 1, 2011 and continuing until the Maturity Date, monthly payments of principal and interest are due and payable with principal calculated using an amortization term of 15 years, with the unpaid principal and all accrued unpaid interest being due and payable on the Maturity Date.

The Royal Ridge V Loan is secured by a first mortgage lien on the assets of the Royal Ridge V Building including the land, fixtures, improvements, leases, rents and reserves.

The Royal Ridge V Loan contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Royal Ridge V Loan. We are currently in compliance with all such covenants.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before December 17, 2010, by amendment to this Form 8-K.

(b) Pro Forma Financial Information

See Paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Date: October 07, 2010	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President